Exhibit 10.1

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of September 11, 2026 (the “Effective Date”) by and between Lincoln Alternative Strategies LLC, a Delaware limited liability company (“Lender”), and Jaguar Health, Inc., a Delaware corporation (“Borrower”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Replacement Note (as defined below).

A. Borrower previously issued a 6% convertible promissory note in the principal amount of $150,004.04 to Lender on March 31, 2025 (the “Original Note”) pursuant to that certain Securities Purchase Agreement, dated as of March 26, 2025, by and between Borrower and the buyers named therein, including Lender (the “Original Agreement”).

B. Borrower and Lender entered into that certain Note Exchange and Warrant Purchase Agreement (the “Note Exchange Agreement”) on June 24, 2025, pursuant to which, among other things, Borrower issued a new 6% convertible promissory note in the principal amount of $152,173.04 to Lender (the “Replacement Note,” and together with the Note Exchange Agreement and all other documents entered into in conjunction therewith, the “Transaction Documents”) in exchange for the Original Note.

C. Subject to the terms of this Agreement, Borrower and Lender now desire to exchange (such exchange is referred to as the “Note Exchange”) the current Outstanding Balance (as defined in the Replacement Note) of the Replacement Note, which equals to $175,016.36 as of the Effective Date for 557,377 shares (the “Exchange Shares”) of Borrower’s Common Stock, par value $0.0001 (the “Common Stock”), according to the terms and conditions of this Agreement.

D. The Note Exchange will consist of Lender surrendering the Replacement Note in exchange for the Exchange Shares, which will be issued free of any restrictive securities legend.

E. Other than the surrender of the Replacement Note, no consideration of any kind whatsoever shall be given by Lender to Borrower in connection with this Agreement.

F. Lender and Borrower now desire to exchange the Replacement Note for the Exchange Shares on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Issuance of Exchange Shares. Pursuant to the terms and conditions of this Agreement, the Exchange Shares shall be delivered to Lender on or before September 14, 2026 and the Note Exchange shall occur with Lender surrendering the Replacement Note to Borrower on the date the Exchange Shares are issued to Lender (the “Issuance Date”). On the Issuance Date, the Replacement Note shall be cancelled and all obligations of Borrower under the Replacement Note shall be deemed fulfilled. All Exchange Shares delivered hereunder shall be delivered via DWAC to Lender’s designated brokerage account.

3. Closing. The consummation of the transactions contemplated herein (the “Exchange Closing”) shall take place on such date and at such location as may be mutually agreed to by the parties.

4. Holding Period, Tacking and Legal Opinion. Borrower represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of the Exchange Shares will include Lender’s holding period of the Original Note from March 31, 2025. Borrower agrees not to take a position contrary to this Section 4 in any document, statement, setting, or situation. Borrower agrees to take all action necessary to issue the Exchange Shares without restriction, and not containing any restrictive legend without the need for any action by Lender; provided that the applicable holding period has been met. In furtherance thereof, prior to the Exchange Closing, counsel to Lender may, in its sole discretion, provide an opinion that: (a) the Exchange Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions; and (b) the transactions contemplated hereby and all other documents associated with this transaction comport with the requirements of Section 3(a)(9) of the Securities Act. Borrower represents that it is not subject to Rule 144(i). The Exchange Shares are being issued in substitution of and exchange for and not in satisfaction of the Replacement Note. The Exchange Shares shall not constitute a novation or satisfaction and accord of the Replacement Note. Borrower acknowledges and understands that the representations and agreements of Borrower in this Section 4 are a material inducement to Lender’s decision to consummate the transactions contemplated herein.

5. Borrower’s Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder, (c) the Exchange Shares have been duly authorized and, upon issuance in accordance with the terms hereof and surrender of the Replacement Note, shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights and free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws, (d) Borrower has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Replacement Note, and (e) Borrower has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

6. Lender’s Representations, Warranties and Agreements. In order to induce Borrower to enter into this Agreement, Lender, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Lender has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Lender hereunder, (c) Lender has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement, (d) Lender is not currently an affiliate of the Borrower and has not been an affiliate of the Borrower for the prior three months, and (e) Lender, together with its affiliates, does not, and will not following the receipt of the Exchange Shares, beneficially own more than 9.99% of the number of shares of Common Stock outstanding on the Effective Date. For purposes of Section 6(e), beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

7. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The provisions set forth in the Replacement Note to determine the proper venue for any disputes are incorporated herein by this reference. The parties agree that Section 4.6 (Governing Law) of the Replacement Note shall apply to any dispute that may arise between Borrower and Lender under this Agreement.

8. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

9. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

10. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

11. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

12. Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower and Lender with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

13. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

15. Conflict Between Documents. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Replacement Note, or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

16. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

17. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Replacement Note.

18. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BORROWER:

JAGUAR HEALTH, INC.

By:	/s/ Lisa Conte
Lisa Conte, Chief Executive Officer

LENDER:

LINCOLN ALTERNATIVE STRATEGIES LLC

By:	/s/ Conor Gibbons
Conor Gibbons, CFO, COO